                                                                    Exhibit 10.9

[UNITED STATES POSTAL SERVICE LOGO]

                                                              SUBLEASE AGREEMENT


Facility Name/Location
   Material Distribution Center, South River, NJ 08882-9998           334952-001

1. THIS LEASE, by and between the UNITED STATES POSTAL SERVICE, hereinafter called Lessor, and AEROPOSTALE, INC. and its subsidiaries, hereinafter called the Lessee, with an address at 35 Continental Drive, Wayne, NJ 07470 to use and occupy the property hereinafter described under the terms and subject to the conditions contained herein.

2. The Lessor hereby leases to the Lessee the following described premises: a one story warehouse/distribution building located at 2 Brick Plant Road, South River, New Jersey which consists of a 22.76 Acre site on Brick Plant Road known as Block 73.1, Lot 1 in the Borough of South River, County of Middlesex, State of New Jersey, reference being made to Subdivision Map no. 5492 File No. 978 Filed July 1, 1991 (the "Leased Premises") which property contains areas, spaces, improvements, and appurtenances as follows:

          Floor space                   315,000 square feet
          Parking & Maneuvering          96,700 square feet
          Other:

          Driveway                       14,800 square feet
          Landscaping                   562,725 square feet
          Sidewalks                       2,200 square feet

     Total Site Area                    991,425 square feet

to be used exclusively for the following purpose(s): A Warehouse and Distribution Center with associated office space for the Lessee

It is understood and agreed that this Lease is subordinate and subject to the lease dated July 11, 1995 between the United States Postal Service and Northend Associates (the "Prime Lessor") a copy of which is attached hereto as Exhibit A (the "Prime Lease"), and to any pre-existing mortgage on the Leased Premises, and that anywhere the words Lessor or Lessee appear in this Lease, these words shall become Sublessor and Sublessee.

3. TO HAVE AND TO HOLD the Leased Premises with their appurtenances for the following term:

                     February 1, 2002 through April 21, 2006

4. See Addendum 1 regarding additional terms and conditions for potential Co-occupancy Period.

5. The Lessee shall pay the Lessor an annual rent of $1,260,000 (See Paragraph 32 for additional rent and terms and conditions.) Except as provided in Addendum 1, all rents to start on April 1, 2002 and payable in arrears at the rate of $105,000 per month. Rents for part of a month shall be prorated. All payments shall be made payable to the Disbursing Officer, United States Postal Service, and contain the following Postal Service finance/sublocation number for identification purposes: 334952-001 All payments are to be paid by check or money order and delivered to the Accounting Service Center, U.S. Postal Service, Disbursing Office, P.O. Box 21888, Eagan, MN 55121-0888 by mail or otherwise on or before the 1st day of each month. A late fee, equal to .5% of the balance of the unpaid rent, may be charged on any rents that are not received within thirty
(30) days after Lessor has provided written notice to Lessee of such past due rent. The first and last month's rental must be in the form of a check or money order, made payable to the Disbursing Officer, U.S. Postal Service and submitted to the Contracting Officer along with the signed copies of this Lease Agreement.

6.   The Lessor shall furnish the Lessee with services and utilities as follows:
     None, except during the Co-tenancy Period as defined and provided for in Addendum 1

If the heating or air conditioning services are provided under this lease, the Lessor agrees to maintain temperatures in the Leased Premises in accordance with current Postal Service standards for postal buildings. In the event of a fuel shortage or change in applicable law or regulation where the Lessor is required to cut back or curtail fuel consumption, the Lessee agrees to accept heating or air conditioning at whatever level is available.

[UNITED STATES POSTAL SERVICE LOGO]

                                                              SUBLEASE AGREEMENT


7. Lessee has inspected and knows the condition of the Leased Premises and agrees to accept same in broom clean condition with all systems, fixtures and equipment, including but not limited to the heating system, the air conditioning equipment, light fixtures, sewerage system, electrical system and water system as provided for in Section 7 of the Prime Lease and section A.24 of the General Conditions to the Prime Lease, to be provided in good working order. It is further understood that the Leased Premises are hereby leased to Lessee without any obligation on the part of Lessor to make any additions, improvements or alterations thereto, except for the provision of racking and other equipment as provided for in section 32 of this Agreement.

8. Lessee shall not make any additions, improvements, repairs, or alterations to the Leased Premises, except for those requiring immediate repair, are necessary because of an emergency situation or are of a non-structural nature which do not exceed $5,000 in cost, without the prior written consent of Lessor in each and every instance. If this provision is violated, Lessee is liable for the cost of removal and restoration, plus applicable administrative cost. Prior to the expiration or termination of this Lease, Lessee may remove such alterations or improvements and restore the Leased Premises to as good condition as that existing at the time of entering upon the same under the Lease, reasonable and ordinary wear and tear and damages by the elements or by circumstances over which the Lessee has no control, excepted.

9. The Lessor shall, except as otherwise specified herein and except for damages resulting from the act or negligence of the Lessee, its agents or employees, maintain in good repair and leaseable condition the Leased Premises, including the building and any and all equipment, fixtures, and appurtenances, whether severable or nonseverable, furnished by the Lessor under this Lease.

10. Lessee shall use reasonable care in the occupation and use of the Leased Premises. Upon the expiration or termination of this Lease, Lessee shall vacate the Leased Premises, remove its property therefrom and forthwith yield and place Lessor in peaceful possession of the Leased Premises, free and clear of any liens, claims, or encumbrances and in as good condition as that existing at the time of entering upon the same under the Lease, reasonable and ordinary wear and tear and damages by the elements or by circumstances over which the Lessee has no control, excepted.

11. Lessee shall comply with all applicable Municipal and State laws, ordinances and regulations and obtain and pay for all licenses and permits as may be required by Lessee.

12. Lessee agrees not to use the Leased Premises in any way which, in the judgement of the Lessor poses a hazard to the Lessor, the general public, the Leased Premises, other lessees, or the building in part or whole; nor shall Lessee use the Leased Premises so as to cause damage, annoyance, nuisance or inconvenience to the building occupants or others.

13. Lessee, Lessee's agents, employees, invitees and visitors may use the Leased Premises only for lawful purposes consistent with the requirements of applicable laws, codes and regulations, and shall comply fully with all applicable Rules and Regulations Governing Conduct on Postal Property (Title 39, Code of Federal Regulations, Part 232) as attached hereto or subsequently amended.

14. The Lessor reserves the right to enter the Leased Premises at all reasonable hours with 24 hour prior notice to and permission from Lessee to inspect the Leased Premises to make such repairs, additions or alterations as Lessor considers necessary or to show the Leased Premises within 180 days prior to the expiration of the term of this Lease or any renewal term hereof.

15. The Lessee must obtain, at no cost to the Lessor, a public liability insurance policy naming the Lessor as an additional insured (co-insured) and providing limits of liability for bodily injury of for each person and for each occurrence and aggregate and property damage limits of for each occurrence and aggregate. A certified true copy of the complete policy (not a memorandum of insurance nor a certificate of insurance) with endorsement naming the Lessor as an additional insured thereunder, shall be furnished the Lessor prior to occupancy. The policy must include the following endorsement: "It is a condition of this policy that the insurance company must furnish written notice to the United States Postal Service thirty (30) days in advance of the effective date of any reduction in or cancellation of this policy." Failure to provide and maintain the aforementioned insurance policy with required endorsements may result in termination of the Lease at the option of the Lessor.


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[UNITED STATES POSTAL SERVICE LOGO]

                                                              SUBLEASE AGREEMENT

In all cases wherein federal, state, or local governmental bodies are self-insured, acceptable evidence of such self-insurance shall be provided prior to occupancy.

16. Lessor shall not be responsible for damages to property or injuries to persons, which may arise from or be incident to the use and occupation of the Leased Premises, nor for damages to the property or injuries to the person of Lessee or of others who may be on said Leased Premises at Lessee's invitation and Lessee shall hold Lessor harmless from any and all claims for such damages or injuries, unless such damages or injuries are due to the negligence or misconduct of Lessor or any of its agents, employees, invitees or visitors.

17. In the event Lessee is in default of its rental obligations or abandons the Leased Premises for a period of thirty days or more, or breaches any other portion of this Lease without correcting said breach within 30 days after written notice thereof by Lessor, then the Lessor may, at its option, on authority hereby granted the Lessor by the Lessee, (a) declare this Lease ended and terminated and may re-enter the Leased Premises and remove all persons or things therefrom, and the Lessee hereby expressly waives all service of any demand or notice prescribed by any statute whatever, and (b) Lessor may enter the Leased Premises and eject Lessee, forcibly or otherwise, without regard to any statute to the contrary, dispose of such personal property left in the Leased Premises as deemed in the best interest of the United States Postal Service and Lessee shall be liable for such damages as the Lessor may incur. The rights and remedies of the Lessor as provided in this clause are not exclusive and are in addition to any other rights and remedies provided by law or under this lease agreement.

18. In the event that a state or local tax is imposed upon the occupancy, use, possession, or leasehold interest of or in the real property herein leased, the obligation for the payment of the tax will be wholly that of the Lessee.

19. No member of or delegate to Congress or Resident Commissioner shall be admitted to any share or part of this Lease agreement, or to any benefit that may arise therefrom; but this provision shall not be construed to extend to any corporation or company if the agreement be for the general benefit of such corporation or company.

20. The Lessee's name and location may be placed on the building directory, floor directory and/or door plate, if the building is so equipped. No signs of the Lessee shall otherwise be placed inside or outside of the Leased Premises unless specifically authorized by the Lessor in writing, which authorization shall not be unreasonably withheld.

21. Lessor and Lessee each warrant that (a) they have dealt with no other real estate broker in connection with this transaction except NAI Eric Bram & Co. who represents Lessor and (b) upon execution of this Lease, Lessor shall pay the real estate brokerage commission due in accordance with its agreement with such broker for the leasing of the Leased Premises. For breach or violation of this warranty by Lessee, the Lessor shall have the right to annul this Lease without liability, or, in its discretion, to require Lessee to pay in addition to the contract price or consideration, the full amount of such commission, percentage, brokerage, or contingent fee.

22. The failure of Lessor to insist in any one or more instance upon performance of any of the terms, covenants, or conditions of this Lease shall not be construed as a waiver or relinquishment of the future performance of any such term, covenant, or condition. Lessee's obligation with respect to such future performance shall continue in full force and effect.

23. Any notice or advice to or demand upon Lessee shall be in writing and shall be deemed to have been given or made on the day when it is deposited in the mail by certified mail to the Lessee's address indicated in paragraph 1, or at such other address as Lessee may hereafter from time to time specify in writing for such purpose. Any notice or advice to or demand upon Lessor shall be in writing and shall be deemed to have been given or made on the day when it is deposited in the mail by certified mail to the Lessor's Contracting Officer at the address indicated on the signature page herein, or at such other address as Lessor's Contracting Officer may hereafter from time to time specify in writing for such purpose. The Contracting Officer is the Lessor's representative and is the only person who has authority to sign or amend the terms or conditions of this Lease.

24. The Lessee agrees that he will not discriminate by segregation or otherwise against any person or persons because of race, color, creed, sex or national origin in furnishing, or by refusing to furnish to, such person or persons the use of any facility, including any and all services, privileges, accommodations and activities provided therein.

[UNITED STATES POSTAL SERVICE LOGO]

                                                              SUBLEASE AGREEMENT

25. Except with the prior written consent of Lessor, which consent shall not be unreasonably withheld, Lessee shall neither transfer nor assign this lease or any of its rights hereunder, nor sublet the Leased Premises or any part thereof or any property thereon nor grant any interest, privilege or license whatsoever in connection with this Lease. In the event the Lessor consents to the subleasing or assignment of this Lease, Lessee shall remain obligated to pay rent and to perform all other covenants under this Lease.

26. Lessee acknowledges that he acquires no right by virtue of execution of this Lease to claim any benefits under Title 39, Code of Federal Regulations, Part
777. (Relocation Assistance and Real Property Acquisition Policies)

27. If the property leased is located in a State requiring the recording of leases, the Lessee shall comply with all such statutory requirements at Lessee's expense.

28.  Access to the leased space is available 7 days a week, 24 hours a day

29. Hazardous/Toxic Conditions Clause: The Lessee must comply with all state and local rules, laws, regulations, ordinances and licensing or permit requirements which affect the environment and physical integrity of the Leased Premises or its surrounding area. If any activity of the Lessee involves the storage on Leased Premises, shipping to or from the Leased Premises or any use on the Leased Premises of any material, chemical or agent that qualifies as a hazardous or toxic substance under federal, state and local regulations or is an unregulated substance that has hazardous characteristics and is used, stored or transported in sufficient quantities to qualify as hazardous material then all federal, state and local regulations, licensing or permit requirements must be complied with and copies of all licenses, permits or authorizations for their use, shipment, storage or transport must be forwarded to the Contracting Officer as well as copies of any citations or listing of infractions and subsequent corrections by the Lessee. Copies of any changes in any and all licenses or permits must be forwarded to the Contracting Officer. Where more than one rule or regulation applies, the more stringent will apply. If any federal, state or local law, regulation, rule or ordinance requires the filing of periodic reports by the Lessee, it shall be the obligation of the Lessee under this Lease to file a copy of any such periodic report(s) with the Postal Service Contracting Officer at the same time such report(s) is filed with the federal, state or local government or its assignee.

The Lessor reserves the right to inspect the Leased Premises at any reasonable time with 24-hour prior notice to Lessee to ascertain if any Lease violations occur. If any contamination, as reasonably determined by the Contracting Officer, occurs due to the handling, use, storage or transfer by the Lessee of any material, whether such contamination, violation or hazardous condition is discovered during the lease term or after expiration or termination thereof, Lessee shall be solely responsible for removal or remediation of the hazardous or toxic condition in accordance with federal, state and local regulations and permit requirements. Notwithstanding any other clause in this section or in the Lease, the Lessee shall remove all hazardous material from the property at the expiration or termination of the Lease which hazardous material was brought onto the Leased Premises during Lessee's occupancy of said Leased Premises, and provide copies of all permits, notices and manifests required for such removal to the Lessor. Lessee's failure to comply with the provisions of this paragraph shall be grounds for termination of this Lease for default. Receipt by Lessor of notices, reports, or any other information or documentation required herein shall not impose any responsibility on Lessor to supervise the affairs of Lessee nor relieve Lessee of its responsibility to comply fully with all applicable laws and regulations. The rights and remedies of the Lessor provided in this clause are in addition to any other rights and remedies which may be available to the Lessor by law or under this agreement. The Lessee hereby indemnifies the Lessor and its officers, agents, representatives, and employees from all claims, loss, damage, actions, causes of action, expense and/or liability, including the cost of defense, resulting from, brought for, or on account of any violation of this clause. Notwithstanding any other clause in this section or in the Lease to the contrary, hazardous or toxic materials shall not include general maintenance chemicals commonly used in commercial facilities.

30. Gratuities or Gifts (April 1993): The Lessor may terminate this contract for default if, after notice and a hearing, the Postal Service Board of Contract Appeals determines that the Lessee or the Lessee's agent or other representative:
         1. Offered or gave a gratuity or gift (as defined in 5 CFR 2635) to an officer or employee of the Postal Service; and
         2. Intended by the gratuity or gift to obtain a contract or favorable treatment under a contract.

The rights and remedies of the Lessor provided in this clause are in addition to any other rights and remedies provided by law or under this contract.


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
[UNITED STATES POSTAL SERVICE LOGO]

                                                              SUBLEASE AGREEMENT

31. Lessee shall pay in arrears as additional rent, such payment commencing upon the later of (a) April 1, 2002 or (b) the date Lessor terminates any Co-tenancy Period allowed pursuant to Addendum 1 of this Lease, $78,750 annually for the use of warehouse related equipment, racking and material handling equipment, office furniture, and other equipment listed as Exhibit B to this Lease (the "Equipment"), all such Equipment to be provided in As is condition. At the end of the initial term of this Lease, Lessor agrees (a) that all of its right, title and interest to the Equipment shall transfer to the Lessee, free and clear of any claims or liens from any third party, without any further compensation or fees due from Lessee to Lessor, including but not limited to the annual payment of $78,750 provided for in this paragraph 31, and (b) to execute a valid Bill of Sale for such Equipment. Lessee, as the owner of the Equipment at the end of the initial term of the Lease, shall be entitled to use the Equipment either on the Leased Premises or remove the Equipment from the Leased Premises, at the sole option of the Lessee. Lessee's ownership of the Equipment at the end of the initial term of this Lease shall not be affected in any way by its options to purchase the Leased Premises or renew the Lease.

32. Lessee will have the option to renew the lease for a five-year term, commencing on April 22, 2006 and expiring on April 21, 2011, at the rate of $4.50 per square foot of floor space triple net. Lessee will have an additional five-year renewal option commencing on April 22, 2011 and expiring April 21, 2016 at a market rate rent to be determined as set forth in paragraph V of the Addendum to the Prime Lease. Lessee shall provide Lessor with written notice of its intent to exercise either option to renew this Lease at least 360 days prior to expiration of the original term or then extended term of this Lease.

33. Lessee will have one option to purchase the Leased Premises upon its notification in writing via certified mail to be delivered to Lessor by October 21, 2004, accompanied by a deposit of a $1,000,000 check payable to U.S. Postal Service, Disbursing Officer, to be held in a Postal Service escrow account. This notice and payment by Lessee to Lessor will require Lessor to immediately exercise its option to purchase the Leased Premises pursuant to the terms and conditions of the Option to Purchase Rider of the Prime Lease (the "Purchase Rider") and to comply with the terms and conditions set forth in said Purchase Rider. Notwithstanding the foregoing, since both parties agree that the Lessee will ultimately obtain title to the Leased Premises pursuant to this paragraph 33, Lessor agrees to obtain the prior approval of Lessee in connection with any and all decisions Lessor is required to make during the purchase process set forth in the Purchase Rider, which decisions shall include, but not be limited to (a) naming the MAI appraiser, (b) deciding whether the purchase price is too high, (c) agreeing upon a closing date, and (d) requesting any objections to title be cured. Lessor agrees to transfer title of the Leased Premises to Lessee on the same day it obtains title from the Prime Lessor provided Lessee pays Lessor 105% of the purchase price. The $1,000,000 deposit and interest thereon shall be applied toward the purchase price. In the event the purchase transaction does not close for any reason other than the Lessee's default, the deposit shall be returned to the Lessee in full.

34. Lessee agrees to pay for snow removal, garbage removal, taxes, sprinkler fees, insurance, and any costs to maintain the Leased Premises however, Lessee shall not be responsible for any costs which are (i) Lessor's responsibility pursuant to paragraph 9 of this Lease or (ii) included as the Prime Lessor's responsibility pursuant to paragraph d. of the Maintenance Rider of the Prime Lease. Additionally, there will be an annual charge of $0.10 per square foot of floor space for management and roof maintenance, such payment commencing upon the late of April 1, 2002 or the date Lessor terminates any Co-tenancy Period allowed pursuant to Addendum 1 of this Lease.

35. Lessor will allow Lessee to make any building improvements subject to Lessor's approval, not to be unreasonably withheld. The Lessor reserves the right to bid any construction modification to the Leased Premises.

36. Addendum 1, Addendum 2, Exhibit A and Exhibit B all attached hereto is made a part hereof as if same were written in the body of this Lease.


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
[UNITED STATES POSTAL SERVICE LOGO]

                                                              SUBLEASE AGREEMENT


EXECUTED this 5th day of February, 2002.





 John Mills - Chief Operating Officer       /s/ John S. Mills
-------------------------------------       --------------------------
Print Name & Title                          Signature


     Lessee Address:    35 Continental Drive, Wayne, NJ 07470

       Telephone No:    973-872-5660

             Tax Id:    31-144-3880



Witness                                      Witness


                        ACCEPTANCE BY THE POSTAL SERVICE

Date: 2/7/02
      -----------


   Louis J. Norris, Contracting Officer      /s/ Louis J. Norris
-------------------------------------------  --------------------------------
Print Name and Title of Contracting Officer  Signature of Contracting Officer


4301 Wilson Blvd. Arlington, VA 22203
-------------------------------------
Print Address of Contracting Officer

                                                 William H. Davis
-------------------------------------        -----------------------------------
Witness                                      Witness

Contact Person:





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
[UNITED STATES POSTAL SERVICE LOGO]

                                                              SUBLEASE AGREEMENT



                                    EXHIBIT A

                     THE PRIME LEASE AND ATTACHMENTS THERETO

                                    EXHIBIT B

     LIST OF WAREHOUSE RELATED EQUIPMENT TO BE FURNISHED BY LESSOR TO LESSEE

OFFICE EQUIPMENT
                      26   Four drawer metal file cabinet
                       4   Small metal 2 drawer file cabinet
                      23   Desks
                       3   Fancy desk - wood
                       4   Small metal desk
                      16   Cubicles
                      31   Metal wall cabinets
                       4   Fancy wall cabinets-wood
                       4   Fancy two door cabinet-wood
                       2   Small round table- wood
                       1   Large conference table
                       9   Small conference tables
                       5   Fancy wall units - wood
                      52   Chairs
                       2   Sofas
                      11   Telephones
                       7   Typewriters
                       1   Podium
                       1   Easel
                       1   TV
                       1   Tv table
                       1   Polaroid Camera
                       1   Fax machine
                       4   Presentation boards
                       1   Small refrigerator
                       1   Microwave
                       1   Toaster oven
                       1   Kitchen table

                                        All furniture in employee cafeteria
                                        All furniture in observation platform
                                        All furniture in receiving office
                                        All assorted janitorial supplies
                                        All lockeroom lockers
                                        All computer room phone systems
TOOLS AND HEAVY EQUIPMENT
                              2   Sort to light - 1200 and 1500 positions
                              3   Turret Trucks - T1-T2-T3
                              6   Extended Reach - ER1,2,3,4,5,6
                              3   Double Reach - DR1,2,3


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
[UNITED STATES POSTAL SERVICE LOGO]

                                                              SUBLEASE AGREEMENT



                              3   Order Pickers - OP1,2,3
                              3   Standard Fork lifts
                              1   Skyjack
                              1   Compactor
                              1   Transformer
                              1   Toledo Scale
                              1   Isle sweeper
                              1   Isle scrubber
                              1   Hyster power pallet handjack
                              2   Golf cars  - 1 small   1 large
                              1   Box maker - BM2
                              2   Carton tape machine
                              1   Parts wash tub
                              1   Welder
                              2   Vices
                              1   Grinder
                              1   Table saw
                              1   Greaser
                              1   Hand power washer
                              3   Spare hilo batteries
                              1   Portable compressor
                              3   Pipe benders
                              4   Crow bars
                              1   Cabinet with spare parts
                              2   Rolling metal work tables
                              5   Blue 12 drawer  tool cabinet with tools
                              1   brown nuts and screw cabinets-72 openings
                                    with nuts and screws
                              2   Blue fire cabinets
                              3   Yellow Fire cabinets
                              1   Battery changer
                              2   Dry vacuum
                              8   portable floor fans
                              1   Lobby desk
                              9   Skids of garbage bags
                              1   Pallet of turkey wire
                             10   Trailer legs

                                            All conveyors, motors gear box,legs,
                                                grids all spare conveyors,power
                                                parts,gravity & drives
                                            All upright and cross beams
                                            All pallet racking beams













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
[UNITED STATES POSTAL SERVICE LOGO]

                                                              SUBLEASE AGREEMENT

                                   ADDENDUM 1

 CO-OCCUPANCY AGREEMENT ATTACHED TO AND MADE A PART OF THAT CERTAIN LEASE DATED
  FEBRUARY. 2002 BY AND BETWEEN UNITED STATES POSTAL SERVICE (THE "LESSOR") AND
                        AEROPOSTALE, INC. (THE "LESSEE")

                                LEASED PREMISES:
                               2 BRICK PLANT ROAD
                             SOUTH RIVER, NEW JERSEY


All terms in the sublease agreement between the United States Postal Service and Aeropostale shall remain in full force and effect subject to the following temporary modifications:

1. It is the intent of the Lessor and the Lessee to co-occupy the Leased Premises for a period of time commencing on February 1, 2002 and ending no later than October 1, 2002 (the "Co-Occupancy Period").

2. During such Co-Occupancy Period Lessee will pay, commencing on April 1, 2002, an annual rental rate of $1.10 per square foot of floor space which Lessee occupies. Lessee shall also pay Lessor for its proportionate share of actual operating expenses, real estate taxes and insurance, proof of each expense to be provided in writing to Lessee. Lessee's proportionate share shall be determined by calculating the square footage of floor space which Lessee occupies and dividing it by the total square footage of the floor space of the building as set forth in this Lease. It is estimated that Lessor will occupy approximately 165,000 square feet of floor space during the Co-Occupancy Period. Lessor will fence in, at its sole cost and expense, the area of the Leased Premises which it will occupy and remove such fencing at the expiration of the Co-Occupancy Period. This fencing shall be used as security between Lessor and Lessee and as a way to measure the square footage of each tenant.

3. Lessor agrees to and guarantees to vacate the Leased Premises no later than October 1, 2002. Lessor understands and agrees that its vacating the Leased Premises by this date is critical to Lessee's success during the Lessee's busy holiday season and consequently Lessor agrees to provide Lessee with monthly written status updates starting on June 1, 2002 regarding Lessor's efforts and progress in relocating its remaining business located on the Leased Premises. In the event Lessor has not vacated the Leased Premises by October 1, 2002, Lessee shall have the option to either: (a) cancel the Lease without any further obligations upon thirty (30) days written notice to Lessor, or (ii) continue to occupy its portion of the Leased Premises in which case any and all rent obligations of Lessee to Lessor under the Lease or otherwise shall cease until such time that Lessor vacates the Leased Premises. In addition, if Lessee chooses to continue to co-occupy the Leased Premises with Lessor after October 1, 2002, during such extended co-occupancy period, Lessor (a) shall diligently pursue vacating the Leased Premises on a date to be agreed upon and acceptable to Lessee, and (b) grants Lessee the right to terminate the Lease, without any continuing obligations or penalty, at any time with thirty (30) days written notice.

The lease commencement date shall not be affected by this amendment.




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
[UNITED STATES POSTAL SERVICE LOGO]

                                                              SUBLEASE AGREEMENT


                                   ADDENDUM 2

           ADDITIONAL LEASE PROVISIONS ATTACHED TO AND MADE A PART OF
          THAT CERTAIN LEASE DATED FEBRUARY 2002 BY AND BETWEEN UNITED
           STATES POSTAL SERVICE (THE "LESSOR") AND AEROPOSTALE, INC.
                                 (THE "LESSEE")

                                LEASED PREMISES:
                               2 BRICK PLANT ROAD
                             SOUTH RIVER, NEW JERSEY

37. Provided Lessee is not in default hereunder, Lessor covenants and agrees to timely pay all amounts due by Lessor under the Prime Lease and perform all of Lessor's other obligations under the prime Lease so as not to cause a default under the Prime Lease. Lessor agrees to indemnify and hold harmless Lessee from and against any and all loss, liability, cost or expense (including reasonable attorneys' fees) incurred by Lessee by reason of any failure of Lessor to perform its obligations under this Lease or under the Prime Lease.

38. Lessor warrants that (i) Lessor leases the Leased Premises and has rights of access thereto; (ii) Lessor has full right to make and perform this Lease; (iii) that the Prime Lease is in full force and effect and that rental payments and all other amounts due under the Prime Lease are current and that there are no unperformed obligations on the part of the Lessor pursuant to the terms and conditions of the Prime Lease, and (iv) upon Lessee paying the rent and observing and performing all the terms, covenants and conditions on Lessee's part to be observed and performed under this Lease, Lessee may peacefully and quietly enjoy the Leased Premises.

39. Lessor waives any lien rights it may have concerning Lessee's personal property located at the Leased Premises. Lessee has the right to remove the same at any time without Lessor's consent.

40. In the event that the Prime Lease expires or is terminated for any reason, Lessor shall give Lessee written notice thereof no later than five (5) days after Lessor receives notice or becomes aware of such expiration or termination.

41. Any provision in this Lease or the Prime Lease to the contrary notwithstanding, if Lessor fails to perform any of its obligations under this Lease or the Prime Lease and such failure (a) interferes with the normal use of the Leased Premises, and (b) continues for more than three (3) consecutive days, then the rent and all other amounts due under this Lease shall be proportionately abated until such interference is eliminated or the Leased Premises is otherwise rendered tenantable and or useable again. Additionally, if such interference continues for a period of thirty (30) or more consecutive days, Lessee shall have the right and option to cancel this Lease by giving written notice to Lessor within fifteen (15) days after the end of such 30-day period.

42. If the Leased Premises or any portion thereof is damaged or destroyed by fire or other casualty, Acts of God, of a public enemy, riot or destruction or are otherwise determined by the Lessee to be unfit for use and occupancy, Lessee shall have the options set forth under section A.23 to the General Conditions of the Prime Lease.

43. Lessor represents and warrants to Lessee that as of the commencement of this
Lease:

     a) To the best of its knowledge, no hazardous substances, including specifically, but not limited to Anthrax, have been manufactured, refined, stored, disposed of, produced, processed or identified on or in any part of the Leased Premises, with the exception of general maintenance chemicals commonly used in commercial facilities.
     b) Lessor is in compliance with all federal environmental, pollution, health, safety, fire or building code laws and has no knowledge and has received no notice of any federal, state, county or municipal environmental, pollution, health, safety, fire or building code violations.
     c) To the best of its knowledge, the Leased Premises are not currently subject to investigation for alleged federal, state, county or municipal environmental pollution, health, safety, fire or building code violations.
     d) Lessor will defend, indemnify, and hold harmless Lessee, its directors, officers, employees, and agents and any assignees, subtenants or successors to Lessee's interest in the Leased Premises from and against any and all losses, claims, judgments, damages, penalties, fines, expenses and liabilities, including all out-of-pocket litigation costs and the reasonable fees and expenses of counsel associated with its breach of this representation and warranty. This indemnification provision shall survive for one year after the expiration or termination of this Lease.



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                                                              SUBLEASE AGREEMENT


     e) If any cleanup, repair, or similar action is required by any governmental or quasi-governmental agency as a result of the storage, release, disposal, production, or processing of hazardous substances by Lessor at any time or the identification of such hazardous substances, including but not limited to Anthrax, on the Leased Premises attributable to the Lessor, and such action requires that the Lessee be denied access to the Leased Premises for greater than a 24 hour period, then the rent and all other sums due under this Lease will be abated entirely during the period beyond 24 hours. If the denial of access persists in excess of 30 days, then at the Lessee's election by written notice to Lessor within 10 days after the end of the 30 day period, this Lease will immediately end.
Notwithstanding the foregoing representation and warranty Lessor agrees to allow Lessee to conduct any environmental testing on the Leased Premises it deems necessary, such testing to be conducted prior to the later of: (i) April 1, 2002 or (ii) the expiration or termination of the Co-Occupancy Period. Lessee shall provide Lessor with a copy of the results of any environmental testing and if the results identify any hazardous or toxic substances on the Leased Premises, Lessor agrees to remove such hazardous or toxic substances at Lessor's sole cost in accordance with EPA or State guidelines. If Lessor fails to remove the hazardous or toxic substances, the Lessee has the right to accomplish the work and deduct the cost plus administrative costs, from further rent payment or recover these costs from Lessor by other means, or may at its sole option, cancel this Lease. In addition, Lessee may proportionally abate the rent for any period the Leased Premises, or any part thereof, are determined by the Lessee to have been rendered unavailable to it by reason of such condition.





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